Exhibit 99.1

CONTACTS:

Teri Klein

Vice President, Investor Relations

408.617.8825

teri.klein@palm.com

Leslie Letts

Director, Product Public Relations

408.617.8671

leslie.letts@palm.com

Palm Reports Preliminary Q3 FY09 Results

SUNNYVALE, Calif., March 3, 2009 — Palm, Inc. (Nasdaq: PALM) today reported preliminary results for its third quarter of fiscal year 2009, which ended Feb. 27, 2009.

The company announced that it expects to report revenues for the third quarter of fiscal year 2009 in the range of $85 million to $90 million. The revenue declines vs. the company’s second quarter of fiscal year 2009 and third quarter of fiscal year 2008 are the result of reduced demand for Palm’s maturing legacy smartphone products, the challenging economic environment and later-than-expected shipments of the Treo™ Pro in the United States. The company expects declining revenues and continued margin pressure from its legacy product lines in the fiscal fourth quarter.

“The much-anticipated launch of the Palm® Pre remains on track for the first half of calendar year 2009, but as expected we’ve got a difficult transition period to work through,” said Palm President and Chief Executive Officer Ed Colligan. “Despite the challenging market environment, the extraordinary response to the Palm Pre and the new Palm webOS™ reaffirms our confidence in our long-term prospects and our ability to reestablish Palm as the leading innovator in the growing smartphone market.”

Palm stated that cash used in operations for the quarter is expected to be between $95 million and $100 million. The company’s cash, cash equivalents and short-term investments balance is expected to be between $215 million and $220 million at the end of the third quarter.

Although Palm believes it has sufficient cash, cash equivalents and short-term investments to meet its working capital needs under its current operating plan, the company intends to strengthen its working capital position given the challenging economic environment and the opportunity to drive both the launch of the Palm Pre and future product-development efforts. The company is currently evaluating options in this regard, including the exercise of its right to direct the remarketing of a portion of the common shares underlying the Series C preferred stock and warrant units owned by Elevation Partners. Palm is entitled to retain any net profits realized from such remarketing.

Separately, Palm indicated that since it expects to periodically provide new software features free of charge to customers of its Palm webOS products, including the recently announced Palm Pre, it will recognize the revenues and cost of revenues associated with Palm webOS product sales on a straight-line basis over the product’s estimated economic life of 24 months. The company will be recording deferred revenues and deferred cost of revenues on its balance sheet, and amortizing them into earnings on a straight-line basis over the estimated economic product life of 24 months. The company will continue to expense engineering, sales and marketing costs as they are incurred. This accounting treatment will have no impact on cash flow. A more detailed discussion of this accounting treatment can be found on Palm’s Investor Relations website at http://investor.palm.com.

Palm Investors’ Note

Palm will report its complete third-quarter fiscal year 2009 financial results on Thursday, March 19, 2009, and will host a conference call to review the complete financial results beginning at 1:30 p.m. PT / 4:30 p.m. ET. The conference call will be hosted by Ed Colligan, president and chief executive officer. Investors and other interested parties are encouraged to listen to the call by logging onto the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website (http://investor.palm.com). Investors wishing to listen to the conference call via telephone may dial 800.901.5247 (domestic) or 617.786.4501 (international). There is no pass code required for the live call. A telephone replay of the conference call will be available through March 30, 2009. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international). The pass code 15222468 is required for the replay. An archive of the audio webcast and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

About Palm, Inc.

Palm, Inc. is a leading mobile products company, creating instinctive yet powerful mobile products that enable people to better manage their lives on the go. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™, Pre™ and Centro™ phones, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s fourth quarter of fiscal year 2009 product sales, revenues and margins, the launch of the Palm Pre, Palm’s ability to work through its transition period, Palm’s long-term prospects, Palm’s position in the smartphone market, growth in the smartphone market, the sufficiency of Palm’s cash, cash equivalents and short-term investments, Palm’s provision of software features free of charge to customers of its Palm webOS products and accounting for recognition of revenues and cost of goods sold on a straight-line basis, the impact of such accounting policy on cash flow, the expensing of engineering, sales and marketing costs, and Palm’s expected revenues, cash used in operations and cash, cash equivalents and short term investment balances for Palm’s third quarter of fiscal year 2009. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its current and future products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to develop its new operating system; the effect on Palm’s liquidity of current recessionary economic and financial market conditions and Palm’s continued investment in its corporate transformation; Palm’s ability to obtain additional funding; the effect of inadequate liquidity; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s dependence on a concentrated number of significant customers; Palm’s ability to adjust to changing market conditions; and adjustments to Palm’s third quarter fiscal year 2009 revenues, cash used in operations and cash, cash equivalents and short-term investment balances due to the closing of Palm’s books for the third quarter internal and external review procedures. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, under the caption Risk Factors, and elsewhere, including Palm’s quarterly report on Form 10-Q for the quarter ended Nov. 28, 2009. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Palm, Pre, Treo and Centro are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.